Exhibit 10.5

SUPPLEMENT NO. 1 (this “Supplement”) dated as of    December 20, 2018, to the Guarantee Agreement dated as of October 31, 2017 (the “Guarantee Agreement”), among CBRE SERVICES, INC., a Delaware corporation (the “U.S. Borrower”), CBRE GROUP, INC., a Delaware corporation (“Holdings”), the Subsidiaries of the U.S. Borrower from time to time party thereto (the “Subsidiary Guarantors” and, together with the U.S. Borrower and Holdings, the “Guarantors”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lender Parties (as defined therein).

A.  Reference is made to (i) the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, CBRE Limited, a limited company organized under the laws of England and Wales (the “U.K. Borrower”), CBRE Limited, a corporation organized under the laws of the province of New Brunswick (the “Canadian Borrower”), CBRE Pty Ltd, a company organized under the laws of Australia and registered in New South Wales (the “Australian Borrower”), CBRE Limited, a company organized under the laws of New Zealand (together with the U.S. Borrower, the U.K. Borrower, the Canadian Borrower and the Australian Borrower, the “Existing Borrowers”), Holdings, the lenders from time to time party thereto (the “Lenders”), the Issuing Banks from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and (ii) the Incremental Term Loan Assumption Agreement dated as of December 20, 2018, among the Existing Borrowers, Holdings, the New Loan Party (as defined below), the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (the “Incremental Term Loan Assumption Agreement”).

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

C.  The Guarantors have entered into the Guarantee Agreement in consideration of, among other things, Loans made and Letters of Credit issued under the Credit Agreement.  Section 7.16 of the Guarantee Agreement provides that additional Subsidiaries of the U.S. Borrower may become Subsidiary Guarantors under the Guarantee Agreement by the execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Loan Party”) is executing this Supplement to become a Subsidiary Guarantor which is a Foreign Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

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Accordingly, the Administrative Agent and the New Loan Party agree as follows:

SECTION 1.  In accordance with Section 7.16 of the Guarantee Agreement, the New Loan Party by its signature below becomes a Subsidiary Guarantor which is a Foreign Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Foreign Guarantor and the New Loan Party hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Foreign Guarantor thereunder but, in any event, subject to the guarantee limitation provided for under Section 2.01(b) of the Guarantee Agreement, to the effect that, notwithstanding any other provisions of the Guarantee Agreement, the maximum liability of the New Loan Party thereunder shall be limited in accordance with such Section 2.01(b) as if it were originally named therein.  Each reference to a “Foreign Guarantor” in the Guarantee Agreement shall be deemed to include the New Loan Party.  The Guarantee Agreement is hereby incorporated herein by reference. Notwithstanding anything herein to contrary, for the avoidance of doubt, in accordance with the proviso to Section 2.01 of the Guarantee Agreement the guarantee of the New Loan Party pursuant to the Guarantee Agreement shall be limited to the Foreign Obligations.

SECTION 2.  The New Loan Party represents and warrants to the Administrative Agent and the other Lender Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Loan Party and the Administrative Agent.  Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

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SECTION 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Loan Party shall be given to it in care of the U.S. Borrower as provided in Section 9.01 of the Credit Agreement.

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IN WITNESS WHEREOF, the New Loan Party and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

cbre global acquisition company, a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 12D, Impasse Drosbach, L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B 150.692

by	/s/ Caroline Goergen
Name: Caroline Goergen
Title: Type B manager
Address: 9, Allee Scheffer, L-2520 Luxembourg

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

by	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

by	/a/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

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